EXHIBIT 5


                   Metzger, Hollis, Gordon & Alprin
                    1275 K Street, N.W., Suite 1000
                        Washington, D.C. 20005
                            (202) 842-1600



                           February 7, 1997



Zions Bancorporation
One South Main Street, Suite 1380
Salt Lake City, Utah  84111

Gentlemen:

                  We have acted as counsel to Zions Bancorporation ("Zions") in connection with the registration of 20,250 shares of Zions common stock, no par value, on behalf of and for the resale by Paul Howarth (the "Shares"). In this regard, we are also acting as counsel to Zions in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Zions with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, the Shares. This opinion is being furnished for the purpose of being filed as an exhibit to the Registration Statement.

                  In connection with this opinion, we have examined, among other things:


                  (1) a copy certified to our satisfaction of the share
                      certificate issued by Zions to Howarth for the Shares;

                  (2) a copy certified to our satisfaction of the Restated
                      Articles of Incorporation of Zions as in effect on the date hereof;

                  (3) copies certified to our satisfaction of resolutions
                      adopted by the Board of Directors of Zions on December 20, 1996, including resolutions approving the Registration Statement; and

                  (4) such other documents, corporate proceedings, and statutes as we considered necessary to enable us to furnish this opinion.

                  We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to the


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originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties other than Zions had the corporate power and authority to enter into and perform all obligations thereunder and, as to such parties, we have also assumed the execution and delivery of such documents and the validity and binding effect and enforceability thereof. We have assumed that the certifications and representations dated earlier than the date hereof on which we have expressed reliance herein continue to remain accurate, insofar as material to our opinions, from such earlier date through the date hereof.

                  Based upon the foregoing, we are of the opinion that the Shares of Zions Common Stock registered in the subject Registration Statement will, at the time of issuance to Howarth, be duly authorized, validly issued, fully paid and nonassessable shares of Zions Common Stock.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Opinion" in the Prospectus forming a part of the Registration Statement.

                                           Very truly yours,

                                           METZGER, HOLLIS, GORDON & ALPRIN



                                           By  /S/ Laurence S. Lese
                                               -------------------------------
                                               Laurence S. Lese

LSL/sls